EXHIBIT 10.9.3
PAUL M. WEIL & ASSOCIATES
ATTORNEYS AT LAW
5810 EL CAMINO REAL, SUITE D
CARLSBAD, CALIFORNIA 92008
(760) 438-1214
FAX (760) 431-2158
October 15, 2004
Personal & Confidential
Stuart F. McFarland
President and COO
Southwest Community Bank
5810 EI Camino Real
Carlsbad, CA 92008
     Re:      Modification of Your Employment Agreement
Dear Mr. McFarland:
     You are employed by Southwest Community Bank, (“SWCB”), a wholly owned subsidiary of Southwest Community Bancorp (“Bancorp”) as its President and Chief Operating Officer. Terms of your employment were memorialized in a document entitled “Extension and Modification of Employment Agreement” dated December 31, 2001 as modified by a confirming letter dated November 20, 2003 (jointly, the “Agreement”).
     This letter is written to confirm the actions of the Board of Directors of Bancorp at its Board meeting on October 13, 2004 at which times you were granted additional options for ten thousand (10,000) shares of Bancorp’s common stock in accordance with Bancorp’s Stock Option Plan.
     This letter is also written to confirm the action of the Board of Directors of SWCB at its Board meeting on October 13, 2004 at which time it was agreed that your SERP benefits will be increased from $75,000 to $100,000 per year.
     This also confirms the action of the Board on June 16, 2004, at which time it had also agreed to increase your salary severance benefits in the event of a Change of Control (as defined in the Agreement) to two (2) years.
     It was also agreed that you will be elected to the Boards of Directors of Bancorp and of SWCB, subject to the rights of Shareholders of Bancorp in electing Directors each year as provided by law. You agree that you will immediately resign as a Director of both corporations upon any termination of your employment.

Stuart F. McFarland
October 15, 2004
Page Two
     Please sign and return the duplicate copy of this letter acknowledging and accepting these additional terms.
Very truly yours,

Paul M. Weil, Corporate Secretary
For the Boards of Directors of Bancorp
and of SWCB
PMW:om
cc: Frank J. Mercardante, CEO
      Howard B. Levenson, Chairman
ACKNOWLEDGED AND AGREED
Stuart F. McFarland